UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2021 (June 11, 2021)

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St., Suite 400

Phoenix, Arizona 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Markets
Warrants to purchase common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase common stock(2)	WSCTW	OTC Markets Group Inc.

(1) Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s common stock for an exercise price of $5.75.

(2) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2021, WillScot Mobile Mini Holdings Corp. (the “Company”) filed a certificate of amendment with the Secretary of State of the State of Delaware amending the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect the future declassification of the Company’s board of directors (the “Board”). The declassification amendment (the “Amendment”) was described in detail in proposal 4 included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2021 (the “Proxy Statement”). At the Company’s annual meeting of stockholders held on June 11, 2021 (the “Annual Meeting”), the stockholders approved the Amendment. The certificate of amendment of the Certificate of Incorporation is filed herewith as Exhibit 3.1.

In addition, a conforming amendment to our amended and restated bylaws (the “Bylaws”), which was described in detail in the Company’s Proxy Statement, has been approved by the Board. The amended and restated Bylaws is filed herewith as Exhibit 3.2

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on four proposals. The voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below.

Proposal 1: Election of Directors

The stockholders voted for all four of management’s nominees for election as Class I directors to serve for a term that shall expire at the 2024 annual meeting of stockholders or until their successors are elected and qualified. The results of the vote taken are as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
Sara Dial	190,258,209	5,231,254	25,013	11,315,575
Gerard Holthaus	190,285,520	5,205,450	23,506	11,315,575
Gary Lindsay	186,234,660	9,256,360	23,456	11,315,575
Kimberly McWaters	194,022,352	1,469,325	22,799	11,315,575

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
206,796,244	10,271	23,536	—

Proposal 3: Approval, by Advisory Vote, of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory and non-binding basis, the compensation of the named executive officers of the Company. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
164,392,743	30,962,334	159,399	11,315,575

Proposal 4: Approval of Amendments to the Amended and Restated Certificate of Incorporation of the Company to Declassify the Board of Directors

The stockholders approved amendments to the Amended and Restated Certificate of Incorporation of the Company to declassify the Board. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
195,368,570	68,486	77,420	11,315,575

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation, filed June 15, 2021 with the Secretary of State of the State of Delaware.

3.2	Third Amended and Restated Bylaws, dated as of June 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: June 16, 2021	By: /s/ Christopher J. Miner

By: Christopher J. Miner
Title: Executive Vice President & Chief Legal Officer